EXHIBIT 99.2

DESCRIPTION OF CAPITAL STOCK

Common stock

We are authorized to issue up to 100,000,000 shares of common stock, $0.001 par value. As of August 31, 2009, 25,056,671 shares of our common stock were outstanding.

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment to our creditors, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. We have never declared or paid cash dividends. Our board of directors does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, $0.001 par value per share, no shares of which were issued and outstanding as of August 31, 2009.

Our Certificate of Incorporation authorizes our board to issue shares of preferred stock in one or more classes or series within a class upon authority of the board without further stockholder approval. Any preferred stock issued in the future may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. In addition, any such shares of preferred stock may have class or series voting rights. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Registration Rights

On September 10, 2008, SinoHub entered into and closed a Securities Purchase Agreement with certain accredited investors in a private offering, referred to as a PIPE offering for an aggregate of (i) 4,406,533 shares of common stock, (ii) three-year warrants to purchase an aggregate of 1,101,628 shares of common stock at an exercise price of $2.15 per share and (iii) five-year warrants to purchase an aggregate of 1,101,628 shares of common stock at an exercise price of $3.00 per share.

The investors in the PIPE offering are entitled to have the 4,406,533 shares of common stock and the 2,203,256 shares of common stock issuable upon exercise of the three-year and five-year warrants registered under the Securities Act pursuant to the terms and subject to the conditions set forth in a Registration Rights Agreement entered into among the Company and such holders. Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration statement.

Pursuant to a registration rights agreement, the Company agreed to file a registration statement covering the resale of the shares of Common Stock issued and issuable upon the exercise of the warrants, to the investors in the PIPE offering.  The Company did file such a registration statement (the “PIPE Registration Statement”), and it is currently effective.

The holders of an aggregate of 7,352,750 shares of SinoHub common stock issued in respect of SinoHub International’s Series A, B and C Convertible Preferred Stock in connection with the reverse merger were entitled to piggy back and demand registration rights with respect to the shares of SinoHub International common stock into which such preferred stock was convertible pursuant to the terms of certain Stock Purchase Agreements entered into among SinoHub International and such holders.  The Company has entered into an agreement with such holders providing them with demand and piggyback registration rights with respect to the 7,352,750 shares of SinoHub common stock that such holders received in the Merger on the condition that such rights will not be exercisable until November 9, 2009, 180 days following the date of the prospectus initially filed in connection with the PIPE Registration Statement on May 13, 2009.  In August 2009, the Company and such holders amended the agreement to provide the rights thereunder to the holders an additional 342,862 shares of Common Stock issued by the Company in a private placement.  Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration statement.  Notwithstanding the limits on such holders’ exercise of their registration rights, the Company has offered the holders of these shares and the holder of outstanding warrants to purchase up to 308,457 shares of the Company’s common stock the opportunity to register their shares for resale on a registration statement on Form S-3.

Piggy Back Registration Rights.  The holders of an aggregate of 796,094 shares of SinoHub common stock that were subject to Lock-Up Agreements entered into among such holders and SinoHub in connection with the Merger are entitled to piggyback registration rights under the terms of the Merger Agreement entered into in connection with SinoHub’s reverse merger. The lock-up restrictions with respect to these shares have expired.  The lock-ups were entered into by Lorikeet, Inc., the controlling shareholder of the Company while it was a dormant shell and the Company’s consultant at such time John Leo (and John Leo’s subsequent transferees: Jeffrey Grossman, Daniel Carlson, John Tammaro, Grace King and Beilei Dong). The 796,094 shares owned by the persons subject to the Lock-Up Agreements are registered for resale under the PIPE Registration Statement.  While the PIPE Registration Statement remains effective, these shares are freely tradable without restriction under the Securities Act.

Resale of Restricted Securities

Rule 144

Rule 144 provides an exemption from registration under the Securities Act of 1933 for sales by holders of "restricted securities" (i.e., securities acquired directly or indirectly from the issuer or an affiliate of the issuer in a transaction or chain of transactions not involving a public offering) and for sales of "control securities" (i.e., securities held by affiliates, regardless of how they acquired them).

In February 2008, amendments to Rule 144 under the Securities Act of 1933 that substantially liberalized the rules governing the resale of securities issued in private transactions or held by affiliates became effective. The amendments shortened the holding periods for restricted securities of public companies, significantly reduced the conditions applicable to sales of restricted securities by non-affiliates, and modified other aspects of the rules.

Under amended Rule 144, holders of restricted securities of reporting companies (i.e., companies that have been subject to public reporting requirements for at least 90 days before the sale) are able to sell their securities after holding them for only six months, subject to specified conditions. Sales under Rule 144 may also limited by manner of sale provisions and notice requirements and to the availability of current public information about the combined company.

Sales by Non-Affiliates under Rule 144

After six months but prior to one year from the date of acquisition of securities from the issuer or an affiliate of the issuer, non-affiliates of reporting companies may resell those securities under Rule 144 subject only to the current public information requirement described below. They will not have to file a Form 144, follow manner-of-sale requirements, or stay within the volume limitations. After holding securities for one year, non-affiliates of both reporting and non-reporting companies may resell those securities freely without any additional conditions under Rule 144.

Sales by Affiliates

In general, affiliates are subject to all of the requirements under Rule 144.

·
Current public information. There must be adequate current public information available about the issuer. Reporting companies must have been subject to public reporting requirements for at least 90 days immediately before the Rule 144 sale and must have filed all required reports (other than Forms 8-K) during the 12 months (or shorter period that the company was subject to public reporting) before the sale. For non-reporting companies (including companies that have been subject to the public reporting requirements for less than 90 days), certain other specified public information must be available.

·
Holding period. Restricted securities must be held for at least six months before they may be sold (securities issued in registered transactions are not subject to a holding period). The holding period for restricted securities of non-reporting companies is one year.

·
Volume limitations. For equity securities, in any three-month period, resales may not exceed a sales volume limitation equal to the greater of (i) the average weekly trading volume for the preceding four calendar weeks, or (ii) one percent of the outstanding securities of the class.  The volume limitation for debt securities permits the sale of up to 10% of a tranche or class of debt securities in any three-month period.

·
Manner-of-sale requirements. Resales of equity securities must be made in unsolicited "brokers' transactions" or transactions directly with a "market maker" and must comply with other specified requirements.  Equity securities may be sold in "riskless principal transactions" (in addition to "brokers' transactions" and transactions directly with a "market maker").

·	Filing of Form 144. The seller must file a Form 144 if the amount of securities being sold in any three-month period exceeds the lesser of 5,000 shares or $50,000 in aggregate sales price.

Shares of Former Shell Company

 Under Rule 144, persons owning shares in a company that is or at any time was a shell company (as defined in the Exchange Act) will not be entitled to sell the shares received pursuant to Rule 144 until such time as information about the former shell company that is equivalent to the information required under Form 10 of the Exchange Act has been on file with the SEC for a period of one year.  As a result, the SinoHub stockholders who received shares of SinoHub in the Merger would generally be unable to avail themselves of Rule 144 until one year after the Current Report on Form 8-K announcing the consummation of the Merger and complying with the requirements thereof was filed with the SEC, on May 20, 2008. However, the Current Report on Form 8-K announcing the consummation of the Merger did not contain interim financial statements relating to SinoHub International and certain information regarding prior transactions in unregistered securities of SinoHub (including transactions preceding the Merger) and SinoHub International.  We filed an amendment to the Form 8-K containing this information on March 30, 2009.

Accordingly, we believe that none of our shares of common stock can currently be sold under Rule 144 under the Securities Act and that our stockholders will not be entitled to sell SinoHub shares pursuant to Rule 144 until March 30, 2010.

Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law

Some provisions of Delaware law and our Certificate of Incorporation and amended and restated bylaws could make the following transactions more difficult:

·	Acquisition of our company by means of a tender offer, a proxy contest or otherwise; and

·	Removal of our incumbent officers and directors.

These provisions of our amended and restated certificate of incorporation and amended and restated bylaws, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our board of directors determines that a takeover is not in the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

No Cumulative Voting

Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Undesignated Preferred Stock

The authorization of undesignated preferred stock makes it possible for our board of directors, without the approval of our stockholders, to amend our certificate of incorporation to create one or more series of preferred stock with voting, liquidation, dividend or other rights or preferences that supersede the rights and preferences of the holders of our common stock and which could impede the success of any attempt to change control of our company.

These provisions could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Listing

Our common stock is listed on the NYSE Amex under the symbol “SIHI.”

Our Transfer Agent and Registrar

The transfer agent and registrar for our securities is Interwest Transfer Co. Inc.